As Filed with the Securities and Exchange Commission on April 7, 2022

File No. 000-52684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment to FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

PROGRESSIVE CARE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0186005
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Ansin Blvd, Suite A Hallandale Beach, Florida	33009
(Address of Principal Executive Offices)	(Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

Copies to:

Alan Jay Weisberg

Chief Executive Officer

Progressive Care Inc.

400 Ansin Blvd, Suite A

Hallandale Beach, Florida 33009

Joseph M. Lucosky, Esq.

Scott E. Linsky, Esq.

Lahdan S. Rahmati, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PROGRESSIVE CARE INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.5. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Information Statement Summary,” “Risk Factors,” “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions,” “Where You Can Find More Information,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities and Distribution.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation” and “Management.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation,” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters,” “Executive Compensation,” and “Description of Securities to be Registered.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Recent Sales of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors—Risks Related to Our Common Stock,” “Dividend Policy,” and “Description of Securities to be Registered.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related Person Transactions” and “Indemnification of Directors and Officers.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the statements referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The information required by this item is contained under the section of the information statement entitled “Changes in and Disagreement with Accountants on Accounting and Financial Disclosure.” That section is incorporated herein by reference.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

3.1*	Progressive Training Inc, Certificate of Incorporation, dated October 31, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-SB filed on June 13, 2007)
3.2*	Progressive Care Inc., Certificate of Ownership and Merger of Progressive Care Inc. into Progressive Training, Inc. dated November 23, 2010
3.3*	Certificate of Amendment of Certificate of Incorporation dated July 3, 2014
3.4*	Certificate of Designations, Preferences and Rights of Series A Preferred Stock dated December 18, 2014
3.5*	Certificate of Amendment to the Certificate of Incorporation dated February 26, 2015
3.6*	Certificate of Amendment to Certificate of Incorporation dated September 23, 2019
3.7*	Certificate of Correction dated September 26, 2019
3.8*	Progressive Care Inc., Amended and Restated Bylaws
4.1*	Promissory Note between Regions Bank and PharmCo, LLC, 400 Ansin Blvd, Hallandale Beach, FL, dated as of December 14, 2018
4.2*	Promissory Note between 400 Ansin LLC and the Company, 400 Ansin Blvd, Hallandale Beach, FL, dated as of December 14, 2018
4.3*	Secured Convertible Promissory Note between Chicago Venture Partners, L.P. and the Company, dated as of January 2, 2019
4.4*	Secured Convertible Promissory Note between Iliad Research and Trading, L.P. and Progressive Care Inc., dated as of March 6, 2019
10.1+*	Director Agreement between Jervis Hough and Progressive Care Inc., dated as of August 1, 2017
10.2 +*	Director Agreement between Oleg Firer and Progressive Care Inc., dated as of September 20, 2017
10.3+*	Executive Employment Agreement by and between Alan Jay Weisberg and the Company, dated as of October 15, 2020
10.4+*	Executive Employment Agreement by and between Cecile Munnik and the Company, dated as of October 15, 2020
10.5+*	Executive Employment Agreement by and between by and between Birute Norkute and the Company, dated as of January 3, 2020
10.6*	Membership Interest Purchase Agreement – Touchpoint RX, LLC dated as of March 30, 2018
10.7*	Consulting Agreement by and between the Company and Spark Financial Consulting, Inc. dated July 1, 2019
10.8*	Membership Interest Exchange Agreement, dated January 5, 2015 (filed as Exhibit 10.1 to Form 8-K filed on January 9, 2015)
10.9+*	Incentive Stock Plan
10.10+*	Amended and Restated Executive Employment Agreement by and between Alan Jay Weisberg and the Company, dated as of November 22, 2021
10.11+*	Amended and Restated Executive Employment Agreement by and between Cecile Munnik and the Company, dated as of November 22, 2021
10.12+*	Amended and Restated Executive Employment Agreement by and between Birute Norkute and the Company, dated as of November 22, 2021
10.13+*	Amended and Restated Employment Agreement by and between Armen Karapetyan and the Company, dated as of November 22, 2021
10.14+*	Employment Agreement by and between Carlos Rangel and the Company, dated as of November 22, 2021
10.15+*	Director Agreement between Alan Jay Weisberg and Progressive Care Inc., dated as of July 21, 2021
10.16*	Share Exchange Agreement between the Company and Yelena Braslavskaya 2020 Gift Trust dated November 22, 2021
10.17*	Settlement Agreement by and among the Company, Iliad Research and Chicago Ventures Partners, L.P. dated January 20, 2022
10.18+*	Director Agreement between Birute Norkute and the Company dated as of December 9, 2021
10.19+*	Director Agreement between Joseph Ziegler and the Company dated as of December 9, 2021
10.20	Stock Purchase Agreement by and among certain sellers and Company dates as of March 8, 2019
10.21**	Amendment to Stock Purchase Agreement by and among certain sellers and Company dated as of November 1, 2019
16.1*	Letter regarding change in independent accountants issued by Berkowitz Pollack Brant
21.1*	Subsidiaries of the Registrant
24.1	Power of Attorney (set forth on the signature page of the registration statement)
99.1*	Corporate Governance Principles
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nominating and Corporate Governance Committee Charter
99.5**	Information Statement

* Previously Filed

** Filed herewith

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PROGRESSIVE CARE INC.

Date: April 7, 2022	By:	/s/ Alan Jay Weisberg
Alan Jay Weisberg
Chief Executive Officer

Pursuant to the requirements of the Section 12 of the Securities and Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan Jay Weisberg	Chief Executive Officer and	April 7, 2022
Alan Jay Weisberg	Chairman of the Board (Principal Executive Officer)

/s/ Cecile Munnik	Chief Financial Officer	April 7, 2022
Cecile Munnik	(Principal Financial and Accounting Officer)

/s/ Bennett Hough	Director	April 7, 2022
Jervis Bennett Hough

/s/ Oleg Firer	Director	April 7, 2022
Oleg Firer

/s/ Joseph Ziegler	Director	April 7, 2022
Joseph Ziegler

/s/ Birute Norkute	Director	April 7, 2022
Birute Norkute

/s/ Alan Jay Weisberg
Alan Jay Weisberg
Attorney-in-Fact